Consent of Ernst & Young LLP, Independent Auditors



We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights: for the John Hancock Bond Fund in the John Hancock Income Funds Prospectus and "Independent Auditors" in the John Hancock Bond Fund Class A, Class B and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 46 to the Registration Statement (Form N-1A No. 2-48925) of our reports dated July 10, 1998 on the financial statements and financial highlights of John Hancock Sovereign Bond Fund.



                                                     /s/ERNST & YOUNG LLP
                                                     Ernst & Young LLP


Boston, Massachusetts
September 22, 1998